EXECUTION VERSION

EIGHTH AMENDMENT TO
AMENDED AND RESTATED LOAN AND SERVICING AGREEMENT
(GCIC Funding LLC)
THIS EIGHTH AMENDMENT TO AMENDED AND RESTATED LOAN AND SERVICING AGREEMENT dated as of May 29, 2019 (this “Amendment”), is entered into by and among GCIC FUNDING LLC, as the Borrower (the “Borrower”), GC ADVISORS LLC, as the Servicer, GOLUB CAPITAL INVESTMENT CORPORATION, as the Transferor, the Institutional Lenders identified on the signature pages hereto, WELLS FARGO BANK, N.A., as the Swingline Lender, WELLS FARGO BANK, N.A., as the Collateral Agent, the Account Bank and the Collateral Custodian, and WELLS FARGO BANK, N.A., as the Administrative Agent (in such capacity, the “Administrative Agent”).
R E C I T A L S
WHEREAS, the above‑named parties have entered into that certain Amended and Restated Loan and Servicing Agreement, dated as of May 13, 2015, (as amended, supplemented or otherwise modified from time to time, the “Agreement”), by and among the Borrower, the Transferor, the Servicer, each of the Conduit Lenders and Institutional Lenders from time to time party thereto, each of the Lender Agents from time to time party thereto, the Swingline Lender, and the Collateral Agent, the Account Bank and the Collateral Custodian;
WHEREAS, pursuant to and in accordance with Section 11.01 of the Agreement, the parties hereto desire to amend the Agreement in certain respects as provided herein;
NOW, THEREFORE, based upon the above Recitals, the mutual premises and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned, intending to be legally bound, hereby agree as follows:
SECTION 1.    Definitions.
Each capitalized term used but not defined herein has the meaning ascribed thereto in the Agreement.
SECTION 2.    Amendments to Loan and Servicing Agreement.
(a)    The definition of “Eighth Amendment Date” is hereby inserted in Section 1.01 of the Agreement with the meaning “May 29, 2019.”
(b)    The definition of “Facility Amount” in Section 1.01 of the Agreement is hereby amended by deleting the amount “$200,000,000” and inserting the amount “$300,000,000” in lieu thereof.

(c)    Section 6.08(d) of the Agreement is hereby deleted and replaced in its entirety by the following:
“(d)    Financial Statements. The Servicer will submit to the Administrative Agent, each Lender Agent and the Collateral Agent, (i) within 60 days after the end of each of the first three fiscal quarters of each fiscal year of Golub Capital Investment Corporation (excluding the fiscal quarter ending on the date specified in clause (ii)), consolidated unaudited financial statements of Golub Capital Investment Corporation for the most recent fiscal quarter and (ii) within 90 days after the end of each fiscal year of (x) Golub Capital Investment Corporation, consolidated audited financial statements of Golub Capital Investment Corporation, audited by a firm of nationally recognized independent public accountants, as of the end of such fiscal year and (y) the Borrower, unaudited financial statements of the Borrower as of the end of such fiscal year.”
(d)    Annex A of the Agreement is hereby amended by deleting the amount “$200,000,000” where it appears and inserting the amount “$300,000,000” in lieu thereof.
(e)    Annex B of the Agreement is hereby amended in its entirety as set forth on the pages attached as Appendix A hereto.
SECTION 3.    Agreement in Full Force and Effect as Amended.
Except as specifically amended hereby, all provisions of the Agreement shall remain in full force and effect. This Amendment shall not be deemed to expressly or impliedly waive, amend or supplement any provision of the Agreement other than as expressly set forth herein and shall not constitute a novation of the Agreement.
SECTION 4.    Representations and Warranties.
The Borrower hereby represents and warrants as of the date of this Amendment as follows:
(a)    this Amendment has been duly executed and delivered by it;
(b)    this Amendment constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity; and
(c)    there is no Event of Default, Unmatured Event of Default, or Servicer Termination Event that is continuing or would result from entering into this Amendment.
SECTION 5.    Conditions to Effectiveness.

The effectiveness of this Amendment is subject to receipt by the Administrative Agent and the Lenders of:
(a)    executed counterparts (or other evidence of execution, including facsimile or other electronic signatures, satisfactory to the Administrative Agent) of this Amendment and the fee letters related thereto;
(b)    the legal opinions of Dechert LLP, counsel for the Borrower, in form and substance reasonably satisfactory to the Administrative Agent covering such matters as the Administrative Agent may reasonably request;
(c)    a good standing certificate of the Borrower from its jurisdiction of formation and a certified copy of the resolutions of the Borrower approving this Amendment and the transactions contemplated hereby;
(d)    if the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, a Beneficial Ownership Certification in relation to the Borrower;
(e)    delivery and execution of the Joinder Supplement in respect of Wells Fargo Bank, N.A. and any ancillary documents related thereto;; and
(f)    the fees specified in the fee letters.
SECTION 6.    Miscellaneous.
(a)    This Amendment may be executed in any number of counterparts (including by facsimile or other electronic method), and by the different parties hereto on the same or separate counterparts, each of which shall be deemed to be an original instrument but all of which together shall constitute one and the same agreement.
(b)    The descriptive headings of the various sections of this Amendment are inserted for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.
(c)    This Amendment may not be amended or otherwise modified except as provided in the Agreement.
(d)    The failure or unenforceability of any provision hereof shall not affect the other provisions of this Amendment.
(e)    Whenever the context and construction so require, all words used in the singular number herein shall be deemed to have been used in the plural, and vice versa, and the masculine gender shall include the feminine and neuter and the neuter shall include the masculine and feminine.
(f)    This Amendment represents the final agreement between the parties only with respect to the subject matter expressly covered hereby and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements between the parties. There are no unwritten oral agreements between the parties.
(g)    THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EACH OF THE PARTIES HERETO WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING DIRECTLY OR INDIRECTLY OUT OF, UNDER OR IN CONNECTION WITH THIS AMENDMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREUNDER.
[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first written above.

BORROWER:	GCIC FUNDING LLC By: Golub Capital Investment Corporation, its designated manager
By: /s/ Ross A. Teune Name: Ross A. Teune Title: Chief Financial Officer
THE SERVICER:	GC ADVISORS LLC
By: /s/ Joshua M. Levinson Name: Joshua M. Levinson Title: Co-General Counsel and Chief Compliance Officer
THE TRANSFEROR:	GOLUB CAPITAL INVESTMENT CORPORATION
By: /s/ Ross A. Teune Name: Ross A. Teune Title: Chief Financial Officer
THE COLLATERAL AGENT, ACCOUNT BANK AND COLLATERAL CUSTODIAN:	WELLS FARGO BANK, N.A.
By: /s/ Rupinder Suri Name: Rupinder Suri Title: Vice President
[Signatures Continue on the Following Page]

S-1    Eighth Amendment to A&R LSA (GCIC)

ADMINISTRATIVE AGENT:	WELLS FARGO BANK, N.A.
By: /s/ Beale Pope Name: Beale Pope Title: Director
INSTITUTIONAL AND SWINGLINE LENDER:	WELLS FARGO BANK, N.A.
By: /s/ Beale Pope Name: Beale Pope Title: Director

S-2    Eighth Amendment to A&R LSA (GCIC)

APPENDIX A
ANNEX B

Scale of select defined terms based on Facility Amount

Facility Amount	$175,000,000	$200,000,000	$225,000,000	$250,000,000	$275,000,000	$300,000,000	$350,000,000	$370,000,000	$375,000,000	$400,000,000	$450,000,000	$500,000,000
Minimum Equity Amount - clause (i)	27,000,000	$30,750,000	34,500,000	38,000,000	42,500,000	46,000,000	53,500,000	56,500,000	57,000,000	61,500,000	69,000,000	76,000,000
Adjusted Borrowing Value (Obligor Limits)
Largest three Obligors	10,500,000	$12,000,000	13,500,000	15,000,000	16,500,000	18,000,000	21,000,000	22,200,000	22,500,000	24,000,000	27,000,000	30,000,000
All other Obligors	8,750,000	$10,000,000	11,250,000	12,500,000	13,750,000	15,000,000	17,500,000	18,500,000	18,750,000	20,000,000	22,500,000	25,000,000

*Certain defined terms in this Agreement will be adjusted based on the Facility Amount then in effect as specified above. For the avoidance of doubt, the $300,000,000 column in Annex B will apply on the Eighth Amendment Date and, on any subsequent date of determination, the scale will vary depending on the Facility Amount then in effect (including, prior to the earlier to occur of the end of the Reinvestment Period, in respect of any decrease of the Facility Amount as a result of an optional prepayment of this Agreement). In the event that the Facility Amount is equal to a number that is not reflected above, then the column used to determine the scale of the defined terms shall be the next lowest “Facility Amount” number (i.e., if the Facility Amount is equal to $435,000,000, then the column where the Facility Amount is equal to $400,000,000 will be used for purposes of determining the scale of the defined terms); provided that, upon any increase to the Facility Amount (but where the Facility Amount is not reflected above) the Administrative Agent and the Required Lenders, in their sole discretion, may determine that the column used to determine the scale of the defined terms shall be the next highest “Facility Amount” number. The Borrower, or the Servicer on its behalf, may at any time request revisions to this Annex B, which revisions will be subject to the prior written approval of the Administrative Agent and the Required Lenders.